Consent of Independent Accountants



Ford Motor Company
The American Road
Dearborn, Michigan

Re:      Ford Motor Company Registration Statement
         Nos. 33-02401, 33-58785, 33-56785 on Form S-8

We consent to the incorporation by reference in the above Registration Statement of our report dated May 13, 1997, to the Board of Directors of Ford Motor Company with respect to the financial statements of the Ford Microelectronics, Inc. Salaried Retirement Savings Plan for the Hourly Employees at December 31, 1996, and for the year then ended, which is included in this Annual Report on Form 11-K.





400 Renaissance Center
Detroit, Michigan  48243
June 25, 1997